PROMISSORY NOTE


$775,500


      Within ten (10) days of my voluntary termination or resignation as Chairman and Chief Executive Officer of Standard Management Corporation, for value received, the undersigned (jointly and severally) promise(s) to pay to the order of Standard Management Corporation the sum of Seven Hundred Seventy-Five Thousand Five Hundred Dollars ($775,500), at 9100 Keystone Crossing, Indianapolis, Indiana 46240 or at such other place as the holder hereof may direct in writing, with interest thereon at the rate of zero per centum (0%) per annum from the date of this instrument until maturity, and six per centum (6%) per annum after maturity until paid, with attorneys' fees and costs of collection, and without relief from valuation and appraisement laws.

      The maker(s) and indorser(s) jointly and severally waive demand, presentment, protest, notice of protest and notice of nonpayment or dishonor of this note, and each of them consents to extensions of the time of payment of this note.

      No delay or omission on the part of the holder hereof in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the holder hereof of any right or remedy shall preclude other or further exercise thereof or of any other right or remedy.

      Signed and delivered at Indianapolis,  Indiana  this 28th day of October,
1997

Signature:  RONALD D. HUNTER

Printed:    Ronald D. Hunter

Address:    3570 Sedgemoor Circle
            Carmel, Indiana  46032

                         ADDENDUM TO  PROMISSORY NOTE
                              OF RONALD D. HUNTER
                 DATED OCTOBER 28, 1997 IN THE SUM OF $775,500



      In the event of a termination of the employment of Ronald D. Hunter with Standard Management Corporation following a change-in-control of Standard Management Corporation, as such term is defined in the Second Amended and Restated Employment Contract dated April 3, 1995 by and between Ronald D. Hunter and Standard Management Corporation, the Promissory Note in the sum of $775,500 dated October 28, 1997 shall be deemed forgiven in full. In the event of such termination, Standard Management Corporation shall pay to Ronald D. Hunter a sum of cash equal to any tax liability, federal and state, owed by Ronald D. Hunter with respect to note forgiveness, within thirty (30) days of such termination of employment.



STANDARD MANAGEMENT CORPORATION


By:   STEPHEN M. COONS
      Stephen M. Coons
      Executive Vice President & Secretary